                                                                       Exhibit 2


                             JOINT FILING AGREEMENT

      Phelps Dodge Overseas Capital Corporation ("Phelps Dodge Overseas"), Climax Molybdenum B.V. ("Climax"), and Phelps Dodge Corporation ("PDC") hereby agree that the Amendment No. 4 to Schedule 13D to which this Joint Filing Agreement is attached as an exhibit is filed with the Securities and Exchange Commission on behalf of each of Phelps Dodge Overseas, Climax and PDC.

      IN WITNESS WHEREOF, the parties have signed this Joint Filing Agreement as of the 23rd day of June, 2005.

                                    PHELPS DODGE OVERSEAS CAPITAL CORPORATION


                                    By: /s/ S. David Colton
                                        ---------------------------------------
                                        Name:   S. David Colton
                                        Title:  Senior Vice President &
                                                Gen. Counsel


                                    CLIMAX MOLYBDENUM B.V.


                                    By: /s/ David H. Thornton
                                        ---------------------------------------
                                        Name:   David H. Thornton
                                        Title:  Director


                                    PHELPS DODGE CORPORATION


                                    By: /s/ S. David Colton
                                        ---------------------------------------
                                        Name:    S. David Colton
                                        Title:   Senior Vice President &
                                                 Gen. Counsel


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